Exhibit 10.1
SECURITIES PURCHASE AND SALE AGREEMENT

This SECURITIES PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of January 15, 2020, and is effective as of January 13, 2020 (the “Effective Date”), by and among Northern Oil and Gas, Inc., a Delaware corporation (the “Company”), and each of the other signatories hereto (each, a “Holder” and together, the “Holders,” and, together with the Company, the “parties”).
WHEREAS, as of the date hereof, the Holders are the beneficial holders of 8.5% Senior Secured Second Lien Notes due 2023 (the “Notes”) issued by the Company, pursuant to that certain Indenture dated as of May 15, 2018, as supplemented from time to time, by and among the Company and Wilmington Trust, National Association, as trustee and collateral agent;
WHEREAS, on the Effective Date the Company proposed to purchase $16,000,000 in aggregate principal amount of Notes (the “Graham Notes”) from the Holders; and
WHEREAS, on the Effective Date the Company and Graham Capital Management, L.P. (“Graham”) determined that the Company will deliver to the Holders as aggregate consideration for the Graham Notes, $662,355.20 in cash, (the “Cash Consideration”) and 160,000 shares (the “Preferred Stock Consideration”) of the Company’s 6.5% Series A Perpetual Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”).
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, the parties hereto agree as follows:

1.Closing. The consummation of the transactions contemplated hereby shall take place at the office of Kirkland & Ellis LLP, 609 Main Street, Houston, TX 77002, or at such place as the parties may mutually agree, on January 17, 2020, or such other time as the parties may mutually agree (such date, as applicable, the “Closing Date”).

2.Purchase of Notes. Upon the terms and subject to the conditions herein, in consideration of the delivery of the Graham Notes by the Holders to the Company, the Company shall acquire from the Holders, and the Holders shall sell, transfer and convey to the Holders, free and clear of all taxes, liens, security interests, options, purchase rights or other encumbrances of any kind the Graham Notes. On or prior to the Closing Date, the Company shall (i) pay the Cash Consideration to the Holders by wire transfer of immediately available funds in accordance with the payment instructions set forth on Schedule A hereto and (ii) effect by book entry, in accordance with the applicable procedures of DTC, the delivery to the Holders of the Preferred Stock Consideration.
3.Conditions to Closings.

a.Company’s Conditions. The obligation of the Company to purchase the Graham Notes shall be subject to the prior satisfaction or waiver of the conditions contained in this Section 3(a) as of the Closing Date.

i.The representations and warranties of the Holders contained in Section 5 shall be true and correct in all material respects when made and as of the Closing Date.

ii.Each Holder shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by such Holder hereunder on or prior to the Closing Date.

iii.Each Holder shall have delivered or caused to be delivered to the Company such Holder’s closing deliverables described in Section 4(a).

b.Holders’ Conditions. The obligation of the Holders to deliver the Graham Notes shall be subject to the prior satisfaction or waiver of the conditions contained in this Section 3(b) as of the Closing Date.

i.The Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing Date.

ii.The Company shall have delivered to the Holders the Company’s closing deliverables described in Section 4(b).

4.Deliveries for the Closing Date.

a.Holder Deliveries. On the Closing Date, the Holders will validly deliver the Graham Notes to the Company upon receipt of the Cash Consideration and the Preferred Stock Consideration in accordance with Section 2.

b.Company’s Deliveries. At the Closing Date, the Company will deliver, or cause to be delivered, to the Holders the Cash Consideration and the Preferred Stock Consideration as set forth on Schedule B.

5.Representations and Warranties of the Holders. In connection with the receipt of the Preferred Stock Consideration, each Holder represents and warrants to the Company as follows:

a. (i) (A) Such Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (B) by reason of such Holder’s business and financial experience such Holder has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the Preferred Stock, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment or (ii) such Holder is not a U.S. person, as such term is defined in Rule 902 under the Securities Act, is located outside the United States, is acquiring the Preferred Stock in accordance with Regulation S and agrees not to engage in hedging transactions with regard to the Preferred Stock unless in compliance with the Securities Act.

b.Such Holder has been afforded the opportunity to ask questions of the Company or its representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by such Holder shall modify, amend or affect such Holder’s right to any remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. Such Holder understands and acknowledges that the Preferred Stock involve a high degree of risk and uncertainty. Such Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Preferred Stock.

c.(i) Such Holder acknowledges that the Company may have access to or may possess material nonpublic or confidential information regarding the Company and its securities (the “Information”), including, but not limited to, information with respect to the Company’s financial and operating performance and the Company’s business strategies, opportunities and prospects, which Information has not been communicated to such Holder or made public; (ii) the Information may affect the value of the Company’s securities, or may be indicative of a value of such securities that may be substantially different from the price of the securities implied by the transactions contemplated by this Agreement; (iii) such Holder has not requested and does not wish to receive the Information; (iv) neither the Company nor any of its affiliates, officers, directors, employees, agents or representatives has made any representation or warranty, express or implied, regarding any aspect of the transaction contemplated by this Agreement except as set forth in this Agreement, and the Holder is not relying on any such representation or warranty not contained in this Agreement; (v) this Agreement is the result of arm’s-length negotiations between the Company and the Holder; and (vi) notwithstanding anything to the contrary in the foregoing, such Holder understands that, based on its experience, such Holder may be subject to a disparity of information between the Company and the Holder but has nevertheless deemed it appropriate to participate in the transactions contemplated by this Agreement.

6.Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Holders or the Company unless such modification, amendment or waiver is approved in writing by the Holders and the Company.

7.Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

8.Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument, but will not be binding upon any party hereto unless and until executed and accepted by all parties hereto. When properly executed and accepted, this Agreement will be binding upon and inure to the benefit of the Company, the Holders, and each of their respective successors and permitted assigns. The execution and delivery of this Agreement by each party hereto may be evidenced by facsimile or other electronic transmission (including scanned documents delivered by email in pdf format), which will be binding upon all parties hereto.
9.Severability, Entire Agreement, Etc. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. Except as otherwise expressly set forth herein, this Agreement and the other agreements expressly mentioned herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HOLDERS: GRAHAM MACRO STRATEGIC LTD. /s/ Brian Douglas Name: Brian Douglas Title: COO, Graham Capital Management, L.P., as Sole Director

GRAHAM CREDIT OPPORTUNITIES LTD. /s/ Brian Douglas Name: Brian Douglas Title: COO, Graham Capital Management, L.P., as Sole Director

[Signature Page to Purchase and Sale Agreement]

COMPANY: Northern Oil and Gas, Inc. /s/ Nicholas L. O'Grady Name: Nicholas L. O'Grady Title: Chief Executive Officer

[Signature Page to Purchase and Sale Agreement]